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Exhibit 99.2

        REDDY ICE CORPORATION

OFFERS TO EXCHANGE

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 11.25% SENIOR SECURED NOTES DUE 2015 AND $139,400,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 13.25% SENIOR SECURED NOTES DUE 2015, EACH OF WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 11.25% SENIOR SECURED NOTES DUE 2015 AND 13.25% SENIOR SECURED NOTES DUE 2015, RESPECTIVELY

, 2010

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

        As described in the enclosed Prospectus, dated                 , 2010 (as the same may be amended or supplemented from time to time, the "Prospectus"), and Letter of Transmittal (the "Letter of Transmittal"), Reddy Ice Corporation (the "Company") and Reddy Ice Holdings, Inc. (the "Guarantor") are offering to exchange (the "Exchange Offers") by to exchange $300,000,000 aggregate principal amount of its 11.25% Senior Secured Notes due 2015 (the "New First Lien Notes") and $139,400,000 aggregate principal amount of its 13.25% Senior Secured Notes due 2015 (the "New Second Lien Notes" and together with the New First Lien Notes, the "New Notes"), each of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 11.25% Senior Secured Notes due 2015 (the "Old First Lien Notes") and 13.25% Senior Secured Notes due 2015 (the "Old Second Lien Notes" and together with the Old First Lien Notes, the "Old Notes") in integral multiples of $2,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offers, except that the New Notes are freely transferable by holders thereof. The Old Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantor, and the New Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantor and the Company's future wholly owned domestic restricted subsidiaries. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantor offers to issue the New Guarantees with respect to all New Notes issued in the Exchange Offers in exchange for the Old Guarantees of the Old Notes for which such New Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offers" include the Guarantor's offer to exchange the New Guarantees for the Old Guarantees, references to the "New Notes" include the related New Guarantees and references to the "Old Notes" include the related Old Guarantees. The Company will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus.

        WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFERS TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

        Enclosed are copies of the following documents:

        1.     The Prospectus;

        2.     The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

        3.     A form of Notice of Guaranteed Delivery; and

        4.     A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Old Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offers.

        Your prompt action is requested. Please note that the Exchange Offers will expire at 5:00 p.m., New York City time, on                 , 2010 (the "Expiration Date"), unless the Company otherwise extends the Exchange Offers.

        To participate in the Exchange Offers, certificates for Old Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Old Notes into the account of Wells Fargo Bank, National Association (the "Exchange Agent"), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

        The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Old Notes pursuant to the Exchange Offers. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Old Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

        If holders of the Old Notes wish to tender, but it is impracticable for them to forward their Old Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

        Any inquiries you may have with respect to the Exchange Offers should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

                   Very truly yours,

                   REDDY ICE CORPORATION

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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  Exhibit 99.2